EXHIBIT 99.1

DRAGON LEAD GROUP LIMITED

AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009
(UNAUDITED)

DRAGON LEAD GROUP LIMITED AND SUBSIDIARIES

CONDENSED BALANCE SHEETS (UNAUDITED)

	September 30, 2009	December 31, 2008
	Consolidated	Combined

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$7,353,197	$281,994
Restricted cash	2,705,628	2,699,075
Accounts receivable, net	50,528	1,102,204
Inventories, net	24,381,702	24,862,355
Other current assets and prepaid expenses	218,379	292,766
Due from stockholders	2,000	—
Value added tax recoverable	3,652,528	—
Total Current Assets	38,363,962	29,238,394

PROPERTY AND EQUIPMENT, NET	14,426,227	15,308,675

OTHER ASSETS
Other assets	141,190	140,848
Land use rights, net	500,307	507,368
Total other assets	641,497	648,216
TOTAL ASSETS	$53,431,686	$45,195,285

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Other payables and accrued expenses	$290,061	$329,197
Notes payable	8,775,009	14,151,907
Income tax payable	730,898	1,484,693
Other taxes payable	334,148	208,829
Value added tax payable	—	909,382
Total Current Liabilities	10,130,116	17,084,008

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY
Common stock ($1 par value, 50,000 shares authorized, 11,500 shares issued and outstanding as of September 30, 2009 and 9,500 shares issued and outstanding as of December 31, 2008)	11,500	9,500
Additional paid-in capital	26,137,094	16,777,085
Retained earnings
Unappropriated	13,150,423	7,394,505
Appropriated	838,623	838,623
Accumulated other comprehensive gain	3,163,930	3,091,564
Total Stockholders’ Equity	43,301,570	28,111,277
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$53,431,686	$45,195,285

The accompanying notes are an integral part of these condensed financial statements

DRAGON LEAD GROUP LIMITED AND SUBSIDIARIES

CONDENSED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
	Consolidated	Combined	Consolidated	Combined

NET SALES	$93,703,615	$23,146,905	$192,036,951	$57,184,660

COST OF SALES
Cost of sales	(89,144,467)	(20,545,638)	(180,283,743)	(49,188,291)
Sales and other taxes	(652,930)	(32,982)	(1,316,705)	(91,796)
Depreciation	(278,001)	(273,191)	(833,781)	(801,550)
	(90,075,398)	(20,851,811)	(182,434,229)	(50,081,637)

GROSS PROFIT	3,628,217	2,295,094	9,602,722	7,103,023

OPERATING EXPENSES
Selling, general and administrative expenses	376,917	239,653	1,107,683	751,069
Depreciation	31,799	25,333	91,153	72,590
Amortization of land use rights	2,762	2,756	8,286	8,101
Total Operating Expenses	411,478	267,742	1,207,122	831,760

INCOME FROM OPERATIONS	3,216,739	2,027,352	8,395,600	6,271,263

OTHER INCOME (EXPENSES)
Other income	3,328	2,365	4,292	87,199
Interest income	1,492	695	2,471	2,657
Interest expenses	(175,340)	(368,495)	(589,256)	(993,843)
Fees to guarantor of notes payable	(77,450)	(38,929)	(174,241)	(207,862)
Other expenses	(6,543)	(13,693)	(9,526)	(18,685)
Total Other Expenses, net	(254,513)	(418,057)	(766,260)	(1,130,534)

INCOME FROM OPERATIONS BEFORE TAXES	2,962,226	1,609,295	7,629,340	5,140,729

INCOME TAX EXPENSE	(730,493)	(407,286)	(1,873,422)	(1,314,976)

NET INCOME	2,231,733	1,202,009	5,755,918	3,825,753

OTHER COMPREHENSIVE INCOME
Foreign currency translation gains	34,589	56,156	72,366	1,438,488

COMPREHENSIVE INCOME	$2,266,322	$1,258,165	$5,828,284	$5,264,241

Net income per share-basic and diluted	$227.63	$126.53	$599.45	$402.71

Weighted average number of shares outstanding during the period - basic and diluted	9,804	9,500	9,602	9,500

The accompanying notes are an integral part of these condensed financial statements

DRAGON LEAD GROUP LIMITED AND SUBSIDIARIES

CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the nine months ended September 30,
	2009	2008
	Consolidated	Combined
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,755,918	$3,825,753
Adjusted to reconcile net income to cash provided by (used in) operating activities:
Depreciation - cost of sales	833,781	801,550
Depreciation - operating expenses	91,153	72,590
Amortization of land use rights	8,286	8,101
Changes in operating assets and liabilities (Increase) decrease in:
Accounts receivable	1,053,595	1,226,946
Inventories	540,624	(16,790,945)
Other current assets and prepaid expenses	75,044	2,683,758
Value added tax recoverable	(3,649,907)	(454,374)
Increase (decrease) in:
Other payables and accrued expenses	(39,907)	90,770
Other taxes payable	124,722	(47,972)
Income tax payable	(756,856)	(210,924)
Value added tax payable	(910,936)	(904,207)
Net cash provided by (used in) operating activities	3,125,517	(9,698,954)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(5,979)	(303,185)
Restricted cash	(6,553)	(2,000,326)

Net cash used in investing activities	(12,532)	(2,303,511)

CASH FLOWS FROM FINANCING ACTIVITIES
Contribution by stockholders	9,360,009	—
Bank loans borrowed	5,845,808	17,288,531
Bank loans repaid	(11,253,180)	(10,144,509)
Net cash provided by financing activities	3,952,637	7,144,022

EFFECT OF EXCHANGE RATES ON CASH	5,581	235,989

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	7,071,203	(4,622,454)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	281,994	5,046,119

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$7,353,197	$423,665

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest expenses	$589,256	$993,843
Cash paid for income tax	$2,630,279	$1,525,900

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:

On September 17, 2009, Dragon Lead issued 2,000 shares of common stock at par value of $1 for cash not fully paid.

DRAGON LEAD GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, the unaudited condensed consolidated financial statements contain all adjustments consisting only of normal recurring accruals considered necessary to present fairly the Company’s financial position as of September 30, 2009, the results of operations for the three and nine months ended September 30, 2009 (consolidated) and 2008 (combined) and cash flows for the nine months ended September 30, 2009 (consolidated) and 2008 (combined). The consolidated results for the three months and nine months ended September 30, 2009 are not necessarily indicative of the results to be expected for a full year. These financial statements should be read in conjunction with the audited financial statements and footnotes of Wuhan Kingold Jewelry Co., Limited (“Wuhan Kingold”) for the years ended December 31, 2008 and 2007.

FASB Launches New Accounting Standards Codification

In June 2009 the Financial Accounting Standards Board (“FASB”) issued FASB Accounting Standards Codification (“Codification”) as the single source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities effective for interim and annual periods ending after September 15, 2009. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification supersedes all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification have become non-authoritative.

Following the Codification, FASB will not issue new standards in the form of Statements, FASB Staff Positions (“FSP”) or Emerging Issues Task Force (“EITF”) Abstracts. Instead, it will issue Accounting Standards Updates, which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification.

GAAP is not intended to be changed as a result of the FASB’s Codification, but it will change the way the guidance is organized and presented. As a result, these changes will have a significant impact on how companies reference GAAP in their financial statements and in their accounting policies. The Trust has adopted the Codification in this quarterly report by using plain English to describe FASB broad topic references.

NOTE 2 ORGANIZATION

Dragon Lead Group Limited (“Dragon Lead”) was incorporated in the British Virgin Islands (“BVI”) on July 1, 2008 as an investment holding company. Through its wholly owned subsidiary, Wuhan Vogue-Show Jewelry Co., Limited (“Wuhan Vogue-Show”), the Company is principally engaged in design and manufacture of gold and platinum ornaments in the People’s Republic of China (“PRC”). Wuhan Vogue-Show was incorporated in the PRC as a wholly-owned foreign enterprise on February 16, 2009. In accordance with the business permit, Wuhan Vogue-Show’s right of operation expires on February 16, 2019 and is renewable on expiry.

Wuhan Kingold Jewelry Co., Limited (“Wuhan Kingold”) was incorporated in the PRC on August 2, 2002 as a limited liability company. On October 26, 2007, Wuhan Kingold was restructured as a joint stock company limited by shares and share business activities as those of Wuhan Vogue-Show. In accordance with the business permit, Wuhan Kingold’s business permit expires on March 4, 2021 and is renewable.

On June 30, 2009, Wuhan Vogue-Show entered into a series of agreements (collectively known as the Restructuring Agreements) with Wuhan Kingold and the shareholders of Wuhan Kingold in which Wuhan Vogue-Show assumed the management of the business activities of Wuhan Kingold, making Wuhan Kingold a contractually controlled affiliate under ASC Topic 810 “Consolidation” (formerly EITF 97-2). As both companies were under common control before and after the consummation of the Restructuring Agreements on September 30, 2009, the restructure was accounted for as a reorganization of entities under common control and consolidated financial statements were prepared as if the reorganization occurred at the beginning of the first period presented.

NOTE 3 PRINCIPLES OF CONSOLIDATION

The accompanying unaudited condensed consolidated financial statements include the financial statements of Dragon Lead, its wholly owned subsidiary, Wuhan Vogue-Show and Wuhan Kingold, a contractually controlled affiliate (collectively known as the “Company”).

All significant inter-company balances and transactions have been eliminated in consolidation.

NOTE 4 RECENT ACCOUNTING STANDARDS AND PRONOUNCEMENTS

In December 2008, the FASB issued Staff Position No. FAS 132(R)-1 “Employers’ Disclosures about Postretirement Benefit Plan Assets” (“FSP FAS 132(R)-1”) (ASC Topic 715-20-65). FSP FAS 132(R)-1 (ASC Topic 715-20-65) requires more detailed disclosures about employers’ plan assets in a defined benefit pension or other postretirement plan, including employers’ investment strategies, major categories of plan assets, concentrations of risk within plan assets, and inputs and valuation techniques used to measure the fair value of plan assets. FSP FAS 132(R)-1 (ASC Topic 715-20-65) also requires, for fair value measurements using significant unobservable inputs (Level 3), disclosure of the effect of the measurements on changes in plan assets for the period. The disclosures about plan assets required by FSP FAS 132(R)-1 (ASC Topic 715-20-65) must be provided for fiscal years ending after December 15, 2009. As this pronouncement is only disclosure-related, it will not have an impact on the financial position and results of operations.

In May 2009, the FASB issued a new statement that establishes general standards of accounting for, and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. The new statement, located in ASC Topic 855 Subsequent Events (formerly SFAS 165, Subsequent Events) requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected, that is, whether that date represents the date the financial statements were issued or were available to be issued. The new statement is effective for interim or annual periods ending after June 15, 2009, which was the quarter ending June 30, 2009 for the Company. The adoption of this new statement did not have a material impact on our consolidated financial statements.

In June 2009, the FASB issued SFAS No. 166 “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”) (ASC Topic 810). SFAS 166 (not part of the codification yet) amends various provisions of SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities—a replacement of FASB Statement No. 125” by removing the concept of a qualifying special-purpose entity and removes the exception from applying FIN 46(R) to variable interest entities that are qualifying special-purpose entities; limits the circumstances in which a transferor derecognizes a portion or component of a financial asset; defines a participating interest; requires a transferor to recognize and initially measure at fair value all assets obtained and liabilities incurred as a result of a transfer accounted for as a sale; and requires enhanced disclosure; among others. SFAS 166 will be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Early adoption is not permitted. This guidance will be codified under FASB ASC Topic 860, “Transfers and Servicing” when it becomes effective. The Company does not expect the standard to have any impact on the Company’s financial position.

In June 2009, the FASB issued SFAS No. 167 “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”) (not part of the codification yet). SFAS 167 amends FASB Interpretation No. 46 (Revised December 2003) “Consolidation of Variable Interest Entities—an interpretation of ARB No. 51” (FIN 46(R)) to require an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity; to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity; to add an additional reconsideration event for determining whether an entity is a variable interest entity when any changes in facts and circumstances occur such that holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights of those investments to direct the activities of the entity that most significantly impact the entity’s economic performance; and to require enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. SFAS 167 will be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Early adoption is not permitted. This guidance will be codified under FASB ASC Topic 810, “Consolidation” when it becomes effective. The Company does not expect the standard to have any impact on the Company’s financial position.

In August 2009, the FASB issued ASU No. 2009-05 “Measuring Liabilities at Fair Value”, now codified under FASB ASC Topic 820, “Fair Value Measurements and Disclosures”, (“ASU 2009-05”) which amends Fair Value Measurements and Disclosures – Overall (ASC Topic 820-10) to provide guidance on the fair value measurement of liabilities. This update requires clarification for circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1) a valuation technique that uses either the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as an asset; or 2) another valuation technique that is consistent with the principles in ASC Topic 820 such as the income and market approach to valuation. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. This update further clarifies that if the fair value of a liability is determined by reference to a quoted price in an active market for an identical liability, that price would be considered a Level 1 measurement in the fair value hierarchy. Similarly, if the identical liability has a quoted price when traded as an asset in an active market, it is also a Level 1 fair value measurement if no adjustments to the quoted price of the asset are required. This update is effective for our fourth quarter 2009. Management does not expect this new guidance to have a material impact on the Company’s consolidated financial statements.

In October 2009, the FASB issued ASU 2009-13, “Multiple-Deliverable Revenue Arrangements”, now codified under FASB ASC Topic 605, “Revenue Recognition”, (“ASU 2009-13”). ASU 2009-13 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. The amendments eliminate the residual method of revenue allocation and require revenue to be allocated using the relative selling price method. ASU 2009-13 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. Management is currently evaluating the potential impact of ASU2009-13 on our financial statements.

In October 2009, the FASB issued ASU 2009-14, “Certain Arrangements That Include Software Elements, now codified under FASB ASC Topic 985, “Software”, (“ASU 2009-14”). ASU 2009-14 removes tangible products from the scope of software revenue guidance and provides guidance on determining whether software deliverables in an arrangement that includes a tangible product are covered by the scope of the software revenue guidance. ASU 2009-14 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. Management is currently evaluating the potential impact of ASU 2009-14 on our financial statements.

In October, 2009, the FASB issued ASU 2009-15, “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing”, now codified under FASB ASC Topic 470 “Debt”, (“ASU 2009-15”), and provides guidance for accounting and reporting for own-share lending arrangements issued in contemplation of a convertible debt issuance. At the date of issuance, a share-lending arrangement entered into on an entity’s own shares should be measured at fair value in accordance with Topic 820 and recognized as an issuance cost, with an offset to additional paid-in capital. Loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs. The amendments also require several disclosures including a description and the terms of the arrangement and the reason for entering into the arrangement. The effective dates of the amendments are dependent upon the date the share-lending arrangement was entered into and include retrospective application for arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009. Management is currently evaluating the potential impact of ASU 2009-15 on our financial statements.

NOTE 5 NOTES PAYABLE

Notes payable consisted of the following:

	September 30, 2009	December 31, 2008
	Consolidated	Combined

Note payable to a bank, interest rate of 6.225% per annum, collateralized by buildings and plant and machinery of the Company, due May 2009	$—	$5,398,151

Note payable to a bank, interest rate of 6.85% per annum, guaranteed by a third party, due August 2009		5,835,837

Note payable to a bank, interest rate of 5.58% per annum, guaranteed by a third party, due December 2009	2,925,003	2,917,919

Note payable to a bank, interest rate of 5.31% per annum, collateralized by buildings and plant and machinery of the Company, due April 2010	2,193,752	—

Note payable to a bank, interest rate of 5.31% per annum, collateralized by buildings and plant and machinery of the Company, due May 2010	3,656,254	—
	$8,775,009	$14,151,907

Interest expense paid for the three and nine months ended September 30, 2009 and 2008 were $175,340, $368,495, $589,256 and $993,843 respectively. Fees paid to a third party guarantor for the three and nine months ended September 30, 2009 and 2008 were $77,450, $38,929 $174,241 and $207,862 respectively.

NOTE 6 RELATED PARTY TRANSACTIONS

As of September 30, 2009, two stockholders owed the Company $2,000 which is unsecured, interest free and repayable on demand.

NOTE 7 STOCKHOLDERS’ EQUITY

(A)

Common stock

Dragon Lead was incorporated on July 1, 2008, with an authorized share capital of $50,000 comprising 50,000 shares of $1 each. On December 10, 2008, Dragon Lead issued 9,500 shares at par value of $1 for cash fully paid. On September 17, 2009, Dragon Lead issued 2,000 shares at par value of $1 for cash not fully paid.

(B)

Appropriated retained earnings

The Company’s PRC subsidiaries are required to make appropriations to the statutory surplus reserve funds, based on the after-tax net income determined in accordance with the laws and regulations of the PRC. The Company is required to contribute to one statutory reserve fund at 10 percent of net income after tax per annum, such contributions not to exceed 50 percent of the respective companies’ registered capital.

The statutory reserve funds are restricted for use to set off against prior period losses, expansion of production and operation or for the increase in the registered capital of the Company. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation.

As of September 30, 2009 and December 31, 2008, the Company appropriated $838,623 and $838,623 respectively to the reserves funds based on its net income in accordance with the laws and regulations of the PRC.

NOTE 8 CONCENTRATIONS AND RISKS

As of September 30, 2009 and 31 December 2008, 100% of the Company’s assets were located in the PRC and 100% of the Company’s revenues were derived from companies located in the PRC.

The Company made sales to a large number of customers. During the three months and nine months ended September 30, 2009 and 2008, no one customer accounted for more than 10% of the Company’s total sales.

The Company’s principal raw material used for production is gold which accounted for 70% and 65% respectively, of the Company’s total purchases for the three months ended September 30, 2009 and 2008 and 93% and 99% respectively of the Company’s total purchases for the nine months ended September 30, 2009 and 2008. The Company purchased gold directly and solely from The Shanghai Gold Exchange (“SGE”), the largest gold trading platform in the PRC. As of September 30, 2009 and December 31, 2008, cash deposits with SGE amounted to $181,195 and $55,909 respectively.

NOTE 9 SIGNIFICANT MATTER

On September 29, 2009, the Company entered into an Agreement and Plan of Reverse Acquisition (the “Agreement”) among ActiveWorlds Corp., a U.S public reporting company incorporated in Delaware (“ActiveWorlds”) and Baytree Capital Associates, LLC. Pursuant to the Agreement, ActiveWorlds agreed to issue 66,208,466 new shares of common stock to the stockholders of Dragon Lead in exchange for 100% of common stock of Dragon Lead.

NOTE 10 SUBSEQUENT EVENT

Management evaluated all activities of the Company through November 30, 2009 (the issue date of the Company’s unaudited condensed consolidated financial statements) and concluded that no subsequent events have occurred that would require recognition in the unaudited condensed consolidated financial statements.

WUHAN KINGOLD JEWELRY CO., LIMITED

FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008 AND 2007

Jimmy C.H. Cheung & Co	Registered with the Public Company Accounting Oversight Board
Certified Public Accountants
(A member of Kreston International)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

Wuhan Kingold Jewelry Co., Limited

We have audited the accompanying balance sheets of Wuhan Kingold Jewelry Co., Limited, as of December 31, 2008 and 2007 and the related statements of operations and comprehensive income, stockholders’ equity and cash flows for the years ended December 31, 2008, 2007 and 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wuhan Kingold Jewelry Co., Limited, as of December 31, 2008 and 2007, and the profits of its operations and its cash flows for the years ended December 31, 2008, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

JIMMY C.H. CHEUNG & CO

Certified Public Accountants

Hong Kong

Date: January 16, 2009

1607 Dominion Centre, 43 Queen’s Road East, Wanchai, Hong Kong Tel: (852) 25295500 Fax: (852) 28651067 Email: jimmy.cheung@jchcheungco.hk Website: http://www.jchcheungco.hk

WUHAN KINGOLD JEWELRY CO., LIMITED

BALANCE SHEETS

AS OF DECEMBER 31, 2008 AND 2007

	2008	2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$269,012	$5,046,119
Restricted cash	2,699,075	—
Accounts receivable, net	1,102,204	1,869,057
Inventories, net	24,862,355	10,046,973
Other current assets and prepaid expenses	292,766	3,188,016
Total Current Assets	29,225,412	20,150,165

PROPERTY AND EQUIPMENT, NET	15,308,675	15,006,540

OTHER ASSETS
Other assets	140,848	131,992
Land use rights, net	507,368	485,801
TOTAL ASSETS	$45,182,303	$35,774,498
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Other payables and accrued liabilities	$329,197	$340,247
Notes payable	14,151,906	13,262,054
Other taxes payable	208,829	56,774
Income tax payable	1,484,693	964,832
Value added tax payable	909,382	865,235
Total Current Liabilities	17,084,007	15,489,142

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS' EQUITY
Share capital (Rmb 1 par value, 100,000,000 shares) authorized and issued	12,556,586	12,556,586
Additional paid-in capital	4,216,709	4,216,709
Retained earnings
Unappropriated	7,394,813	1,693,382
Appropriated	838,623	188,332
Accumulated other comprehensive gain	3,091,565	1,630,347
Total Stockholders' Equity	28,098,296	20,285,356

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$45,182,303	$35,774,498

The accompanying notes are an integral part of these financial statements

WUHAN KINGOLD JEWELRY CO., LIMITED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

	2008	2007	2006

NET SALES	109,782,936	57,973,399	29,338,125

COST OF SALES
Cost of sales	(97,166,083)	(48,801,327)	(25,756,020)
Sales and other taxes	(306,057)	(198,592)	(99,241)
Depreciation	(1,075,153)	(784,625)	(748,771)
	(98,547,293)	(49,784,544)	(26,604,032)

GROSS PROFIT	11,235,643	8,188,855	2,734,093

OPERATING EXPENSES
Selling, general and administrative expenses	1,015,324	705,324	446,977
Depreciation	101,884	88,160	81,805
Amortization of land use rights	10,859	9,925	9,471
Total Operating Expenses	1,128,067	803,409	538,253
INCOME FROM OPERATIONS	10,107,576	7,385,446	2,195,840

OTHER INCOME (EXPENSES)
Other income	87,657	59,745	14,345
Interest income	3,457	12,529	1,779
Interest expenses	(1,393,130)	(410,349)	(237,560)
Fees to guarantor of notes payable	(342,626)	(110,710)	—
Other expenses	(20,656)	(8,651)	(9,964)
Total Other Expenses, net	(1,665,298)	(457,436)	(231,400)

INCOME FROM OPERATIONS BEFORE TAXES	8,442,278	6,928,010	1,964,440

INCOME TAX EXPENSE	(2,090,556)	(2,278,727)	(661,493)

NET INCOME	6,351,722	4,649,283	1,302,947
OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	1,461,218	1,187,134	443,213

COMPREHENSIVE INCOME	$7,812,940	$5,836,417	$1,746,160

Net income per share-basic and diluted	$0.06	$0.07	$0.02

Weighted average number of shares outstanding during the year - basic and diluted	100,000,000	67,232,877	60,000,000

The accompanying notes are an integral part of these financial statements

WUHAN KINGOLD JEWELRY CO., LIMITED

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

			Additional paid-in capital	Unappropriated retained earnings	Appropriated retained earnings	Accumulated other comprehensive gain	Total

	Share capital
	Number of shares	Amount

Balance at December 31, 2005	60,000,000	$7,431,813	$4,841,343	$367,534	$62,089	$—	$12,702,779

Net income for the year	—	—	—	1,302,947	—	—	1,302,947

Foreign currency translation gain	—	—	—	—	—	443,213	443,213

Comprehensive income	—	—	—	—	—	—	1,746,160

Transfer to statutory surplus reserve	—	—	—	(134,303)	134,303	—	—

Balance at December 31, 2006	60,000,000	7,431,813	4,841,343	1,536,178	196,392	443,213	14,448,939

Issuance of shares to stockholders	40,000,000	5,124,773	(624,634)	(4,029,428)	(470,711)	—	—

Net income for the year	—	—	—	4,649,283	—	—	4,649,283

Foreign currency translation gain	—	—	—	—	—	1,187,134	1,187,134

Comprehensive income	—	—	—	—	—	—	5,836,417

Transfer to statutory surplus reserve	—	—	—	(462,651)	462,651	—	—

Balance at December 31, 2007	100,000,000	12,556,586	4,216,709	1,693,382	188,332	1,630,347	20,285,356

Net income for the year	—	—	—	6,351,722	—	—	6,351,722

Foreign currency translation gain	—	—	—	—	—	1,461,218	1,461,218

Comprehensive income	—	—	—	—	—	—	7,812,940

Transfer to statutory surplus reserve	—	—	—	(650,291)	650,291	—	—
Balance at December 31, 2008	100,000,000	$12,556,586	$4,216,709	$7,394,813	$838,623	$3,091,565	$28,098,296

The accompanying notes are an integral part of these financial statements

WUHAN KINGOLD JEWELRY CO., LIMITED

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

	2008	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,351,722	$4,649,283	$1,302,947
Adjusted to reconcile net income to cash provided by (used in) operating activities:
Depreciation - cost of sales	1,075,153	784,625	748,771
Depreciation - operating expenses	101,884	88,160	81,805
Amortization of land use rights	10,859	9,925	9,471
Changes in operating assets and liabilities (Increase) decrease in:
Accounts receivable	878,414	(1,758,628)	2,454
Inventories	(13,921,791)	(2,044,983)	(526,827)
Other current assets and prepaid expenses	3,060,906	(2,482,574)	(530,173)
Other assets	—	—	(62,642)
Increase (decrease) in:
Accounts payable	—	(205,456)	(31,232)
Other payables and accrued liabilities	(33,354)	(284,176)	(985,848)
Other taxes payable	145,945	26,195	14,436
Income tax payable	448,060	697,371	95,806
Value added tax payable	(13,692)	717,142	61,245
Net cash (used in) provided by operating activities	(1,895,894)	196,884	180,213

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(483,209)	(3,107,879)	(25,077)
Restricted cash	(2,699,075)	—	—
Net cash used in investing activities	(3,182,284)	(3,107,879)	(25,077)

CASH FLOWS FROM FINANCING ACTIVITIES
Due to a stockholder	—	—	(2,044,751)
Bank loans borrowed	31,742,612	19,889,198	9,834,763
Bank loans repaid	(31,742,612)	(12,524,288)	(8,093,317)
Net cash provided by (used in) financing activities	—	7,364,910	(303,305)

EFFECT OF EXCHANGE RATES ON CASH	301,071	210,823	13,767

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(4,777,107)	4,664,738	(134,402)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	5,046,119	381,381	515,783

CASH AND CASH EQUIVALENTS AT END OF YEAR	$269,012	$5,046,119	$381,381

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest expenses	$1,393,130	$410,349	$237,560
Cash paid for income tax	$1,642,495	$1,581,356	$565,687

SUPPLEMENTAL NON-CASH INFORMATION:

On October 26, 2007, the Company issued 40,000,000 shares at par value to the stockholders by capitalization of retained profits.

The accompanying notes are an integral part of these financial statements

WUHAN KINGOLD JEWELRY CO., LIMITED

NOTES TO THE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2008 AND 2007

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A)

Organization

Wuhan Kingold Jewelry Co., Limited (the “Company”) was incorporated in the People’s Republic of China (“PRC”) on August 2, 2002 as a limited liability company. On October 26, 2007, the Company was restructured as a joint stock company limited by shares.

The Company is engaged in design and manufacture of gold and platinum ornaments in the PRC. In accordance with its business permit, the Company’s right of operation expires on July 1, 2052.

(B)

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(C)

Cash and cash equivalents

For purpose of the statements of cash flows, cash and cash equivalents include cash on hand and demand deposits with a bank with a maturity of less than three months.

(D)

Restricted cash

The Company’s financing facilities require a minimum cash deposit as security in the amount of $2,699,075 for borrowings outstanding under its demanded financing facilities. The restricted cash amount is classified as a current asset in the balance sheets since the borrowings it secures are classified as current liabilities.

(E)

Accounts receivable

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and recorded based on managements’ assessment of the credit history with the customers and current relationships with them.

(F)

Inventories

Inventories are stated at the lower of cost or market value, cost being calculated on the weighted average basis.

The Company provided inventory allowances based on excess and obsolete inventories determined principally by customer demand.

(G)

Property and equipment

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to expense as incurred.

Depreciation is provided on a straight-line basis, less estimated residual value over the assets’ estimated useful lives. The estimated useful lives are as follows:

Buildings	30 Years
Plant and machinery	15 Years
Motor vehicles	10 Years
Office and electronic equipment	5 to10 Years

Land use rights are stated at cost, less accumulated amortization and are amortized over the term of the relevant rights of 50 years from the date of acquisition.

(H)

Long-lived assets

The Company accounts for long-lived assets under the Statements of Financial Accounting Standards (“SFAS”) Nos. 142 and 144 “Accounting for Goodwill and Other Intangible Assets” and “Accounting for Impairment or Disposal of Long-Lived Assets” (“SFAS No. 142 and 144”). In accordance with SFAS No. 142 and 144, long-lived assets held and used by the Company are reviewed for impairment annually in the fourth quarter or more frequently if events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, when undiscounted future cash flows will not be sufficient to recover an asset’s carrying amount, the asset is written down to its fair value. The long-lived assets of the Company, which are subject to evaluation, consist primarily of property, plant and equipment and land use rights. For the years ended December 31, 2008, 2007 and 2006, the Company has not recognized any allowances for impairment.

(I)

Fair value of financial instruments

SFAS No. 107, “Disclosure About Fair Value of Financial Instruments,” requires certain disclosures regarding the fair value of financial instruments. Fair value of financial instruments is made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

The carrying value of accounts receivable, other current assets and prepaid expenses, accounts payable, other payables and accrued liabilities and notes payable approximate their fair values because of the short-term nature of these instruments. The management of the Company is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

(J)

Revenue recognition

The Company recognizes revenue upon delivery of the products, at which time title passes to the customer provided that: there are no uncertainties regarding customer acceptance; persuasive evidence of an arrangement exists; the sales price is fixed and determinable; and collectability is deemed probable.

(K)

Income taxes

The Company accounts for income taxes under the SFAS No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period included the enactment date.

On January 1, 2007, the Company adopted the provisions of FASB Interpretation No.48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This Interpretation also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures. The adoption of FIN 48 has not resulted in any material impact on the Company’s financial position or results.

(L)

Foreign currency transactions

The functional currency of the Company is Renminbi (“RMB”). Foreign currency transactions during the year are translated to the functional currency at the approximate rates of exchange on the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the approximate rates of exchange at that date. Non-monetary assets and liabilities are translated at the rates of exchange prevailing at the time the asset or liability was acquired. Exchange gains or losses are recorded in the statement of operations.

The financial statements are translated into United States Dollars (“US$”) using the closing rate method. The balance sheet items are translated into US$using the exchange rates at the respective balance sheet dates. The capital and various reserves are translated at historical exchange rates prevailing at the time of the transactions while income and expenses items are translated at the average exchange rate for the year. All exchange differences are recorded within equity.

The exchange rates used to translate amounts in RMB into US$for the purposes of preparing the financial statements were as follows:

	December 31, 2008	December 31, 2007	December 31, 2006
Balance sheet items, except for share capital, additional paid-in capital and retained earnings, as of year end	US$1=RMB6.8542	US$1=RMB7.3141	US$1=RMB7.8175
Amounts included in the statements of operations and cash flows for the year	US$1=RMB6.96225	US$1=RMB7.6172	US$1=RMB7.98189

The translation gain recorded for the years ended December 31, 2008, 2007 and 2006 was $1,461,218, $1,187,134 and $443,213 respectively.

No presentation is made that RMB amounts have been, or would be, converted into US$at the above rates. Although the Chinese government regulations now allow convertibility of RMB for current account transactions, significant restrictions still remain. Hence, such translations should not be construed as representations that RMB could be converted into US$at that rate or any other rate.

The value of RMB against US$and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions, Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$reporting.

(M)

Other comprehensive income

The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to US$is reported as other comprehensive income gain in the statements of operations and stockholders’ equity. Other comprehensive income for the years ended December 31, 2008, 2007 and 2006 was $1,461,218, $1,187,134 and $443,213 respectively.

(N)

Earnings per share

Basic earnings per share are computed by dividing income available to stockholders by the weighted average number of shares outstanding during the year. Diluted income per share is computed similar to basic income per share except that the denominator is increased to include the number of additional shares that would have been outstanding if the potential shares had been issued and if the additional shares were diluted. There were no potentially dilutive securities for 2008, 2007 and 2006.

(O)

Segments

The Company operates in only one segment, thereafter segment disclosure is not presented.

(P)

Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”). SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. This statement is effective for use beginning January 1, 2009. The Company does not expect adoption of SFAS 141R will have a material impact on its financial position and results of operations.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (“SFAS 160”). This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the non-controlling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained non-controlling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 affects those entities that have an outstanding non-controlling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The Company does not expect adoption of SFAS 160 will have a material effect on its financial position and results of operations.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (SFAS 161). This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133) as well as related hedged items, bifurcated derivatives, and non-derivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. The Company does not expect adoption of SFAS 161 will have a material effect on its financial position and results of operations.

In May 2008, the FASB released SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of non-governmental entities that presented in conformity with generally accepted accounting principles in the United States of America. SFAS No. 162 will be effective 60 days following the SEC’s approval of the PCAOB amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The Company does not expect adoption of SFAS 162 will have a material effect on its financial position and results of operations.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts, an interpretation of FASB Statement No. 60.” The scope of this Statement is limited to financial guarantee insurance (and reinsurance) contracts, as described in this Statement, issued by enterprises included within the scope of Statement 60. Accordingly, this Statement does not apply to financial guarantee contracts issued by enterprises excluded from the scope of Statement 60 or to some insurance contracts that seem similar to financial guarantee insurance contracts issued by insurance enterprises (such as mortgage guaranty insurance or credit insurance on trade receivables). This Statement also does not apply to financial guarantee insurance contracts that are derivative instruments included within the scope of FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.” The Company does not expect adoption of SFAS 163 will have a material effect on its financial position and results of operations.

In October 2008, FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active”, to clarify guidance on determining the fair value of a financial asset under SFAS No. 157 in a market that is not active. FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued. The adoption of this statement effective September 30, 2008 did not have a material impact on the Company’s financial position or results of operations.

2.

ACCOUNTS RECEIVABLE, NET

Accounts receivable at December 31, 2008 and 2007 consisted of the following:

	2008	2007

Accounts receivable	$1,102,204	$1,869,057
Less: allowance for doubtful accounts	—	—
Accounts receivable, net	$1,102,204	$1,869,057

As of December 31, 2008, 2007 and 2006, the Company considered all accounts receivable collectable and has not recorded a provision for doubtful accounts.

3.

INVENTORIES

Inventories at December 31, 2008 and 2007 consisted of the following:

	2008	2007

Raw materials	$11,421,548	$4,048,567
Work-in-progress	5,768,340	4,942,817
Finished goods	7,672,467	1,055,589
Less: provision for obsolescence	—	—
	$24,862,355	$10,046,973

For the years ended December 31, 2008, 2007 and 2006, no provision for obsolete inventories was recorded by the Company.

4.

OTHER CURRENTS ASSETS AND PREPAID EXPENSES

Other current assets and prepaid expenses at December 31, 2008 and 2007 consisted of the following:

	2008	2007

Current account with Shanghai Gold Exchange	$55,909	$3,039,618
Other receivables	3,324	9,585
Advances to staff	26,042	—
Short-term advances to suppliers	33,547	22,599
Prepaid expenses	173,944	116,214
	$292,766	$3,188,016

5.

PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at December 31:

	2008	2007

Buildings	$1,875,375	$1,417,041
Plant and machinery	17,267,130	16,134,080
Motor vehicles	50,157	47,004
Office and electronic equipment	427,753	328,623
	19,620,415	17,926,748
Less: accumulated depreciation	(4,311,740)	(2,920,208)
Property and equipment, net	$15,308,675	$15,006,540

Depreciation expenses for the years ended December 31, 2008, 2007 and 2006 were $1,177,037, $872,785 and $830,576 respectively.

6.

OTHER ASSETS

Other expenses at December 31, 2008 and 2007 consisted of the following:

	2008	2007

Membership at Shanghai Diamond Exchange	$24,131	$22,614
Membership at Shanghai Gold Exchange	116,717	109,378
	$140,848	$131,992

7.

LAND USE RIGHTS, NET

The following is a summary of land use rights at December 31:

	2008	2007

Cost	$551,487	516,810
Less: accumulated amortization	(44,119)	(31,009)
	$507,368	$485,801

The land use rights are amortized over fifty years of the term of the leases. The amortization expense for 2008, 2007 and 2006 was $10,859, $9,925 and $9,471 respectively.

8.

OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities at December 31, 2008 and 2007 consisted of the following:

	2008	2007

Other payables	$4,450	$10,836
Deposits from customers	16,837	—
Accrued liabilities	307,910	329,411
	$329,197	$340,247

9.

NOTES PAYABLE

Balances at December 31, 2008 and 2007 consisted of the following:

	2008	2007

Note payable to a bank, interest rate of 6.84% per annum, collateralized by buildings and plant and machinery of the Company, due February 2008	—	2,187,555

Note payable to a bank, interest rate of 7.29% per annum, collateralized by buildings and plant and machinery of the Company, due June 2008	—	1,503,944

Note payable to a bank, interest rate of 8.22% per annum, collateralized by buildings and plant and machinery of the Company, due June 2008	—	1,367,222

Note payable to a bank, interest rate of 7.29% per annum, guaranteed by a third party, due November 2008	—	8,203,333

Note payable to a bank, interest rate of 5.58% per annum, guaranteed by a third party, due December 2009	2,917,919	—

Note payable to a bank, interest rate of 6.85% per annum, guaranteed by a third party, due August 2009	5,835,837	—

Note payable to a bank, interest rate of 6.225% per annum, collateralized by buildings and plant and machinery of the Company, due May 2009	5,398,150	—
	$14,151,906	$13,262,054

Interest expense paid in 2008, 2007 and 2006 was $1,393,130, $410,349 and $237,560, respectively. Fees paid to a third party guarantor in 2008, 2007 and 2006 were $342,626, $110,710 and $0, respectively.

10.

INCOME TAX

The Company was incorporated in the PRC and is subject to PRC income tax which is computed according to the relevant laws and regulations in the PRC. The applicable tax rate is 33% in 2007 and 2006 and reduced to 25% in 2008. The income tax expenses for 2008, 2007 and 2006 are summarized as follows:

	Year ended December 31,
	2008	2007	2006

Current	$2,090,556	$2,278,727	$661,493

A reconciliation of the provision for income taxes compared with the amount at the PRC statutory income rate was as follows:

	Year ended December 31,
	2008	2007	2006

Tax at PRC statutory income tax rate	2,110,570	2,286,244	648,265
Tax effect of tax exempted income	(57,814)	—	—
Other adjustments	37,800	(7,517)	13,228
Total income tax expenses	2,090,556	2,278,727	661,493

11.

STOCKHOLDERS’ EQUITY

(A)

Share capital

In accordance with the Articles of Association of the Company, the registered capital of the Company was $371,591 (RMB3,000,000) and fully paid on August 2, 2002 in cash by the stockholders.

The registered capital of the Company was increased by $2,105,680 (RMB17,000,000) to $2,477,271 (RMB20,000,000) on June 11, 2003. The increase in registered capital was fully paid by plant and machinery injected by the stockholders in lieu of cash.

The registered capital of the Company was further increased by $4,954,542 (RMB40,000,000) to $7,431,813 (RMB60,000,000) on December 18, 2004. The increase in registered capital was fully paid by plant and machinery injected by the stockholders in lieu of cash.

On October 26, 2007, the Company was restructured as a joint stock limited liability company and issued 60,000,000 shares at par value of Rmb1 to the stockholders as at the date of the restructuring. The Company further issued 40,000,000 shares at par value to the stockholders to increase the Company’s share capital from $7,431,813 to $12,556,586. These shares were fully paid by capitalization of retained earnings.

(B)

Appropriated retained earnings

The Company is required to make appropriations to the statutory surplus reserve based on the after-tax net income determined in accordance with the laws and regulations of the PRC. Prior to January 1, 2006 the appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the laws and regulations of the PRC until the reserve is equal to 50% of the entities’ registered capital. Appropriations to the statutory public welfare fund are at 5% to 10% of the after tax net income determined by the Board of Directors. Effective January 1, 2006, the Company is only required to contribute to one statutory reserve fund at 10 percent of net income after tax per annum, such contributions not to exceed 50 percent of the respective company’s registered capital.

The statutory reserve funds cannot used to set off against prior period losses, expansion of production and operation or for the increase in the registered capital of the Company. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation.

During 2008, 2007 and 2006, the Company appropriated $838,623, $188,332 and $196,392 respectively to the reserves funds based on its net income in accordance with the laws and regulations of the PRC.

12.

COMMITMENTS AND CONTINGENCIES

Employee benefits

The full time employees of the Company are entitled to employee benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a Chinese government mandated multi-employer defined contribution plan. The Company is required to accrue for those benefits based on certain percentages of the employees’ salaries and make contributions to the plans out of the amounts accrued for medical and pension benefits. The total provisions and contributions made for such employee benefits was $80,107, $34,549 and $21,281 for the years ended December 31, 2008, 2007 and 2006, respectively. The Chinese government is responsible for the medical benefits and the pension liability to be paid to these employees.

13.

CONCENTRATIONS AND RISKS

During 2008, 2007 and 2006, 100% of the Company’s assets were located in the PRC and 100% of the Company’s revenues were derived from companies located in the PRC.

One major customer accounted for 11% of the Company’s total sales for the year ended December 31, 2007. As of December 31, 2007, there was no accounts receivable from this customer.

The Company’s principal raw material used during the year is gold which accounted for 76% and 58% of the Company’s total purchases for the years ended December 31, 2008 and 2007. The Company purchased gold directly and solely from The Shanghai Gold Exchange (“SGE”), the largest gold trading platform in the PRC. As of December 31, 2008 and 2007, deposit with SGE amounted to $55,909 and $3,039,618 respectively.